Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Units of Catcha Investment Corp. dated as of February 6, 2024, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: February 6, 2024

HARRADEN CIRCLE INVESTORS, LP
HARRADEN CIRCLE SPECIAL OPPORTUNITIES, LP

By:	HARRADEN CIRCLE INVESTORS GP, LP, its general partner

By:	HARRADEN CIRCLE INVESTORS GP, LLC, its general partner

By:	/s/ Frederick V. Fortmiller, Jr.
Title:	Managing Member

HARRADEN CIRCLE INVESTORS GP, LP

By:	HARRADEN CIRCLE INVESTORS GP, LLC, its general partner

By:	/s/ Frederick V. Fortmiller, Jr.
Title:	Managing Member

HARRADEN CIRCLE INVESTORS GP, LLC

By:	/s/ Frederick V. Fortmiller, Jr.
Managing Member

HARRADEN CIRCLE INVESTMENTS, LLC

By:	/s/ Frederick V. Fortmiller, Jr.
Managing Member

FREDERICK V. FORTMILLER, JR.

/s/ Frederick V. Fortmiller, Jr.

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